                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


     DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JANUARY 13, 1998
                                                      ----------------

                              UNITED RENTALS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


--------------------------------------------------------------------------------



          Delaware                   1-13663                   06-1493538
------------------------          -------------------    ----------------------
 (State or Other Jurisdiction  (Commission file Number)       (IRS Employer
 of  Incorporation)                                        Identification No.)


        Four Greenwich Office Park, Greenwich, Connecticut           06830
   ----------------------------------------------------------------------------
               (Address of Principal Executive Offices)           (Zip Code)


       Registrant's telephone number, including area code (203) 622-3131
                                                          --------------

================================================================================

Item 2.  Acquisition or Disposition of Assets
         ------------------------------------

     During the period January 13, 1998, through January 22, 1998, United Rentals, Inc.(the "Company") completed the three acquisitions described below. Each of such acquisitions has been accounted for as a purchase.

     1. On January 13, 1998, the Company acquired all of the outstanding stock of Mission Valley Rentals, Inc. ("Mission Valley"). Mission Valley is an equipment rental company and operates four rental locations in the State of California. Mission Valley leases the land and buildings comprising its rental locations.

     2. On January 22, 1998, the Company acquired the equipment rental businesses of the following three affiliated companies (collectively, "Access Rentals"): (i) Access Rentals, Inc., (ii) Access Lift Equipment Inc. and (iii) Reinhart Leasing, LLC. This acquisition was effected by the Company acquiring all of the outstanding stock of each of Access Rentals, Inc. and Access Lift Equipment, Inc. and substantially all of the assets of Reinhart Leasing, LLC. Access Rentals is an equipment rental company specializing in aerial lift equipment and operates 19 rental locations (18 in the United States and 1 in Canada). The rental locations in the United States are in the following ten states: Connecticut (1), Florida (2), Indiana (1), Minnesota (2), New York (6), New Jersey (1), Pennsylvania (1), South Carolina (1), Tennessee (2), and Washington (1). The rental location in Canada is in Ontario. Access Rental leases the land and buildings comprising its rental locations.

     3. On January 22, 1998, the Company acquired the following group of affiliated companies (collectively, "BNR"): (i) 2. BNR Equipment Ltd., (ii) 650310 Ontario Limited, (iii) 754643 Ontario Limited, (iv) 766903 Ontario Inc.,
(v) BNR Equipment, Inc. and (vi) 1270984 Ontario Limited. This acquisition was effected by the Company acquiring all of the outstanding stock of each of the aforementioned companies. BNR is an equipment rental company and operates eight rental locations. These locations are in New York (1) and in Ontario, Canada
(7).  BNR leases the land and buildings comprising its rental locations.

     The aggregate consideration paid by the Company in respect of the companies acquired in the three acquisition transactions described above was $80.1 million and consisted of approximately $72.9 million of cash, 370,321 shares of the Company's Common Stock, and warrants to purchase an aggregate of 30,000 shares of the Company's Common Stock. The Company also assumed or repaid outstanding indebtedness of the companies acquired in the aggregate amount of approximately $63.8 million. The consideration for each of the acquisitions was determined through arms-length negotiations between the Company and the former owners of the businesses acquired. The Company funded the cash portion of the consideration from cash on hand of approximately $67.6 million (representing the portion of the net proceeds of the Company's initial public offering that was not used for repayment of debt) and from borrowings under the Company's revolving credit facility of approximately $5.3 million.

Item 7.   Financial and Statements Exhibits

(a)  Financial Statements of Businesses Acquired

     The required financial statements will be filed on or prior to March 23, 1998.

(b)  Pro Forma Financial Information

     The required pro forma information will be filed on or prior to March 23, 1998.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 27th day of January, 1998.

                                    UNITED RENTALS, INC.


                                    By:          Michael J. Nolan
                                         -------------------------------
                                         Name:  Michael J. Nolan
                                         Title:  Chief Financial Officer